Exhibit 10 (a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 9 to Registration Statement No. 333-66710 of Allstate Life of New York Separate Account A (the "Account") of our report dated February 4, 2004, on the financial statements and the related financial statement schedules of Allstate Life Insurance Company of New York, and our report dated March 31, 2004 on the financial statements of the subaccounts of the Account, appearing in such Registration Statement and in the Statement of Additional Information (which is incorporated by reference in the Prospectus of the Account) and to the reference to us under the heading "Experts" in such Statement of Additional Information.

/s/ Deloitte & Touche LLP

Chicago, Illinois
September 13, 2004